Consent of Independent Certified Public Accountants

         We have issued our report dated June 13, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 225 as of April 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 2003